Exhibit 10.2

MAXIMUM CREDIT AMOUNT INCREASE AGREEMENT

THIS MAXIMUM CREDIT AMOUNT INCREASE AGREEMENT (this “Agreement”) dated as of August 26, 2011, is between  Macquarie Bank Limited (“Existing Lender”), Northern Oil & Gas, Inc. (“Borrower”), and Macquarie Bank Limited as administrative agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”) for the lenders party to the Credit Agreement referred to below.  Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement.

R E C I T A L S

A.           The Borrower, the Administrative Agent and certain Lenders have heretofore entered into a Second Amended and Restated Credit Agreement, dated as of August 8, 2011 as amended from time to time (the “Credit Agreement”).

B.           The Borrower has heretofor requested pursuant to Section 2.06(c) of the Credit Agreement that the Aggregate Maximum Credit Amounts be increased to $ 50,000,000.00 by increasing the Maximum Credit Amount of a Lender.

C.           NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.01                      Commitment Increase.

(a)           Pursuant to Section 2.06(c) of the Credit Agreement, effective as of the Effective Date (used herein as defined below) the Existing Lender’s Maximum Credit Amount is hereby increased from $25,000,000.00 to $50,000,000.00.

(b)           Effective as of the Effective Date the increase in the Existing Lender’s Maximum Credit Amount hereby supplements Annex I to the Credit Agreement, such that after giving effect to the inclusion of the Maximum Credit Amount increase contemplated hereby, Annex I to the Credit Agreement is amended and restated to read as set forth on Schedule 2.06 attached hereto.

Section 1.02                      Representations and Warranties; Agreements.  The Existing Lender hereby: (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby, (ii) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered thereunder, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and to increase its Commitment, on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, (iii) no Default has occurred and is continuing as of the date hereof, and (iv) on the date hereof, no Eurodollar Borrowings are outstanding; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, and (ii) it will perform in accordance with the terms of the Credit Agreement, all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender (including, without limitation, any obligations of it, if any, under Section 2.06(c) of the Credit Agreement).

Section 1.03                      Effectiveness.  This Agreement shall become effective as of August 26, 2011 (the “Effective Date”), subject to the Administrative Agent’s receipt of counterparts of this Agreement duly executed on behalf of the Existing Lender and the Borrower; and an Administrative Questionnaire duly completed by each Additional Lender.

Section 1.04                      Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

Section 1.05                      Governing Law.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 1.06                      Severability.  In case any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, none of the parties hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Credit Agreement shall not in any way be affected or impaired.  The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 1.07                      Notices.  All communications and notices hereunder shall be in writing and given as provided in Section 12.01 of the Credit Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

               NORTHERN OIL AND GAS, INC.

By:           /s/ Michael L. Reger
Name:           Michael L. Reger
Title:             Chief Executive Officer

Administrative Agent:                                        MACQUARIE BANK LIMITED

By:           /s/ Amber Riley
Name:           Amber Riley
Title:             Division Director

By:           /s/ Katie Choi
Name:           Katie Choi
Title:             Division Director

Existing Lender:                                                    MACQUARIE BANK LIMITED

By:           /s/ Amber Riley
Name:           Amber Riley
Title:             Division Director

By:           /s/ Katie Choi
Name:           Katie Choi
Title:             Division Director

SCHEDULE 2.06
LIST OF MAXIMUM CREDIT AMOUNTS AFTER
MAXIMUM CREDIT AMOUNT INCREASE AGREEMENT

Aggregate Maximum Credit Amounts

Name of Lender	Applicable Percentage	Maximum Credit Amount
Macquarie Bank Limited	100.00%	$50,000,000.00
TOTAL:	100.00%	$50,000,000.00